EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS











INDEPENDENT AUDITORS' CONSENT


Wireless Cable & Communications, Inc.

Dear Sirs:

We consent to the use in this Registration Statement No. 000-21143 of Wireless Cable & Communications, Inc., of our report dated October 17, 1996 appearing in the Form 10-SB, which is a part of such Registration Statement.




DELOITTE & TOUCHE LLP

Salt Lake City, Utah
October 18, 1996


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